UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  July 31, 2017

BioSig Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55473	26-4333375
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8441 Wayzata Blvd., Suite 240 Minneapolis, Minnesota	55426
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 999-7331

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 31, 2017, the Board of Directors (the “Board”) of BioSig Technologies, Inc. (the “Company”) appointed Kenneth Londoner, the Company’s current executive chairman and a director of the Company, as chief executive officer of the Company, effective immediately. In addition, the Board designated Mr. Londoner as the “principal executive officer” of the Company for Securities and Exchange Commission reporting purposes. Mr. Londoner will continue to serve in his roles as executive chairman and director of the Company.
Mr. Londoner, age 50, has served as a director of the Company since February 2009 and as the Company’s executive chairman since November 2013. He previously served as the Company’s chairman and chief executive officer from February 2009 to September 2013. Mr. Londoner has served as the managing partner of Endicott Management Partners, LLC, a firm dedicated to assisting emerging growth companies in their corporate development, since February 2010. From April 2007 to October 2009, he served as executive vice president – corporate business development and senior director of business development, and, from November 2009 to December 2010, he served as a consultant to NewCardio, Inc., a medical device designer and developer. Mr. Londoner also served as a director of chatAND Inc. from January 2012 to April 2015. Mr. Londoner is a co-founder and board member of Safe Ports Holdings, Charleston, South Carolina. Mr. Londoner also served as a director of MedClean Technologies, Inc. from November 2008 to September 2010. Mr. Londoner was an investment officer and co-manager of the Seligman Growth Fund, Seligman Capital Fund, and approximately $2 billion of pension assets at J & W Seligman & Co, Inc. in New York from 1991 to 1997. Mr. Londoner graduated from Lafayette College in 1989 with a degree in economics and finance and received his MBA from New York University’s Leonard N. Stern School of Business in 1994.

No material arrangements or contracts, or amendments or modifications to any pre-existing arrangements or contracts have been entered into by Mr. Londoner and the Company in connection with Mr. Londoner’s appointment as chief executive officer of the Company. In addition, there are no arrangements or understandings between Mr. Londoner and any other persons pursuant to which Mr. Londoner was selected to serve as an officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSIG TECHNOLOGIES, INC.

Date: August 3, 2017                                                                           By:  /s/ Kenneth Londoner
Name: Kenneth Londoner
Title: Chief Executive Officer